Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com
News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports Fourth Quarter and Full-Year 2017 Results

2017 Operating Profit of $112.1 Million vs. Prior Year of $86.4 Million

2017 Adjusted EBITDA of $200.4 Million vs. Prior Year of $174.2 Million

Q4 2017 Diluted EPS of $(0.71) vs. Prior Year of $0.30; Reflects $(0.92) Impact of 2017 U.S. Tax Reform

Adjusted Q4 2017 EPS of $0.40 vs. Prior Year of $0.40

2018 Guidance of $210 Million Adjusted EBITDA and $3.90 to $4.10 Adjusted EPS

PITTSBURGH, February 27, 2018 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported a net loss attributable to Koppers for the fourth quarter of $14.8 million, or $0.71 per diluted share compared to net income of $6.4 million, or $0.30 per diluted share in the prior year quarter.  The net loss included a tax charge of $20.5 million, or $0.92 per share, related to the Tax Cuts and Jobs Act of 2017 (Tax Act).

Adjusted net income and adjusted earnings per share (EPS) were $9.0 million and $0.40 per share for the fourth quarter of 2017 compared to $8.5 million and $0.40 per share in the prior year quarter, respectively.

Adjustments to pre-tax income totaled $18.1 million for the fourth quarter of 2017 and $7.1 million for the fourth quarter of 2016, and primarily consisted of restructuring expenses for both periods.

Consolidated sales were $366.1 million for the fourth quarter of 2017, an increase of $52.9 million, or 16.9 percent, from sales of $313.2 million in the prior year quarter.  The Carbon Materials and Chemicals (CMC) segment reported higher sales prices and higher volumes for carbon pitch in Australasia and Europe, and higher demand for phthalic anhydride in North America, partially offset by lower carbon black feedstock volumes.  The Performance Chemicals (PC) business continued to benefit from strong sales volumes in North America for copper-based wood preservatives and additives due to favorable market trends in the repair and remodeling markets driven by existing home sales.  The Railroad and Utility Products and Services (RUPS) business experienced ongoing weakness in demand for crossties and railroad bridge services, partially offset by higher volumes for utility products in Australia.

CMC’s performance reflects a significant improvement over the prior year quarter, benefiting from favorable market conditions as well as realizing permanent cost savings from restructuring initiatives.  PC’s profitability benefited from higher sales, partially offset by higher raw material costs related to copper.  The results for RUPS were negatively affected by the continued demand weakness for treated crossties and pricing pressures related to an ongoing inventory oversupply in the market.

Total debt was $677.0 million and, net of cash and cash equivalents, net debt was $616.7 million at December 31, 2017, compared with total debt of $662.4 million and net debt of $641.6 million at December 31, 2016.  The company’s net leverage ratio was 3.1 at December 31, 2017, which reflects a considerable improvement from 3.7 for the period ending December 31, 2016.

Commenting on the quarter, President and CEO Leroy Ball said, “On balance, operating performance remained strong as we finished the year.  While our RUPS business reported disappointing results driven by much lower than expected crosstie demand throughout 2017, the foundation of our overall business remains healthy.  In our CMC business, market tailwinds combined with restructuring benefits generated higher profitability in the fourth quarter of 2017 than in all of 2016.  Additionally, our PC business benefited from favorable market trends as well as our raw material hedging program that minimized the impact of cost increases during the year.  With a net leverage ratio at 3.1 at year-end, we are now in our best position since 2014 to expand Koppers presence as the global leader in wood-treatment technologies.”

Fourth-Quarter Financial Performance

•

Sales for RUPS of $109.5 million decreased by $15.5 million, or 12.4 percent, compared to sales of $125.0 million in the prior year quarter.  The sales decrease was primarily due to lower sales volumes of untreated and treated crossties and railroad bridge services. The reduction is attributed to lower spending in the rail industry across both the Class I and commercial markets. In addition, commercial pricing has been reduced due to an over-supply of crossties in the railroad market. The unfavorable impact from these factors was partially offset by higher volumes related to utility products in Australia.  Operating loss for the fourth quarter was $4.0 million, or 3.7 percent, compared with operating profit of $5.6 million, or 4.5 percent, in the prior year quarter.  Adjusted EBITDA for the fourth quarter was $1.3 million, or 1.2 percent, compared with $11.9 million, or 9.5 percent, in the prior year quarter.

•

Sales for PC of $93.0 million increased by $3.6 million, or 4.0 percent, compared to sales of $89.4 million in the prior year quarter.  The increase was due primarily to higher North American sales volumes for copper-based wood preservatives and additives. In addition, customer demand was strong due to favorable market trends in the repair and remodeling markets driven by existing home sales.  Operating profit was $14.8 million, or 15.9 percent, for the fourth quarter, compared with $10.9 million, or 12.2 percent, in the prior year quarter.  Adjusted EBITDA was $18.5 million, or 19.9 percent, for the fourth quarter, compared with $14.7 million, or 16.4 percent, in the prior year quarter.  The improved profitability in the fourth quarter reflects investments made to expand capacity and productivity for certain processes, partially offset by higher raw material costs.

•

Sales for CMC totaling $163.6 million increased by $64.8 million, or 65.6 percent, compared to sales of $98.8 million in the prior year quarter.  The sales increase was primarily driven by a combination of higher pricing and volumes for carbon pitch in Australasia and Europe due to a reduced supply in those regions.  Also, the segment’s results benefited from increased volume and pricing for phthalic anhydride in North America, partially offset by accelerated depreciation and unabsorbed fixed costs.  Operating profit was $3.0 million, or 1.8 percent, in the fourth quarter, compared with $6.2 million, or 6.3 percent, in the prior year quarter.  Adjusted EBITDA was $23.8 million, or 14.5 percent, in the fourth quarter, compared with $10.9 million, or 11.0 percent, in the prior year quarter.

•

Operating profit was $12.2 million, or 3.3 percent, compared with $18.9 million, or 6.0 percent, in the prior year quarter.  Adjusted EBITDA was $42.4 million, or 11.6 percent, compared with $37.6 million, or 12.0 percent, in the prior year quarter, due primarily to higher profitability from the PC and CMC businesses, partially offset by lower profitability for the RUPS segment.  Operating profit margin and adjusted EBITDA margin are calculated as a percentage of GAAP sales.

•

The current year fourth quarter included a tax expense of $20.5 million, or $0.92 per share, related to the Tax Act.  The tax charge consisted of a one-time transition tax on unrepatriated earnings from foreign subsidiaries of $13.1 million and a write-down of the company’s net deferred tax assets of $7.4 million due to a rate reduction from 35 percent to 21 percent.

•

Net loss attributable to Koppers in the fourth quarter was $14.8 million compared with net income of $6.4 million in the prior year quarter.  Adjusted net income was $9.0 million, compared with $8.5 million in the prior year quarter.

•

In the fourth quarter of 2017, items excluded from adjusted EBITDA consisted of $6.2 million of pre-tax charges, while adjusted net income and adjusted EPS for the quarter excluded $18.1 million of pre-tax charges, both of which related primarily to restructuring expenses.

•

Diluted EPS was a loss of $0.71, compared with earnings of $0.30 per share in the prior year quarter.  Adjusted EPS for the quarter was $0.40, compared with $0.40 for the prior year period.  The fourth quarter adjusted EPS reflects a catch-up of the full-year allocation of income tax expense related to U.S.-based restructuring charges.

•

Capital expenditures for the twelve months ending December 31, 2017, were $67.5 million compared with $49.9 million for the prior year period.  The current year amount consists of spending on the new naphthalene unit construction at a CMC facility in Stickney, Illinois, and expanding production capacity at PC production facilities in the U.S.

2017 Financial Performance

•	Consolidated sales of $1,475.5 million increased by $59.3 million, or 4.2 percent, compared to sales of $1,416.2 million in the prior year.
•

Operating profit was $112.1 million, or 7.6 percent, compared with $86.4 million, or 6.1 percent, in the prior year.  Adjusted EBITDA was $200.4 million, or 13.6 percent, compared with $174.2 million, or 12.3 percent, in the prior year.  Operating profit margin and adjusted EBITDA margin are calculated as a percentage of GAAP sales.

•	Net income attributable to Koppers was $29.1 million compared with net income of $29.3 million in the prior year. Adjusted net income was $81.0 million, compared with $54.8 million in the prior year.
•

In 2017, items excluded from adjusted EBITDA consisted of $21.5 million of pre-tax charges, while adjusted net income and adjusted EPS for the quarter excluded $52.2 million of pre-tax charges, both of which related primarily to restructuring expenses.

•	Diluted EPS was $1.32, compared with $1.39 per share in the prior year. Adjusted EPS for the year was $3.68, compared with $2.60 for the prior year.

2018 Outlook

Koppers expects that its 2018 sales will be approximately $1.7 billion, reflecting a generally positive economic environment as well as market share growth.  On an adjusted basis, the company is targeting 2018 adjusted EBITDA of approximately $210 million.  Accordingly, the adjusted EPS for 2018 is targeted to be in the range of $3.90 and $4.10.

Commenting on the forecast, Mr. Ball said, “In 2018, we expect to achieve record profitability driven by a stronger overall pricing environment, particularly in China, and an improved demand outlook for our water-borne and carbon-based products, even with headwinds from higher raw material costs.  In addition, we still expect to see improvement in our treating business serving the North American rail industry in 2018, albeit likely in the fourth quarter instead of mid-year as we had previously anticipated.  There may be further upside to our projections if market conditions in China continue to be favorable through the balance of the year.”

Mr. Ball continued, “In anticipation that the past year’s progress in reducing our balance sheet leverage will be ongoing, we continue to actively seek growth opportunities to strengthen our global leadership position in wood treatment technologies.  At the same time, we expect to invest $55 million to $65 million in capital expenditures to complete certain capacity expansion projects as well as improve the safety and reliability of our existing infrastructure.”

For the company’s guidance, adjusted EBITDA and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items cannot be reasonably estimated due to their nature, but may be significant.  For that reason, the company is unable to provide GAAP earnings estimates at this time; however, definitions and reconciliations for historical non-GAAP measures presented herein are provided per footnote 1 below.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss the company’s performance.  Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 800-289-0517 in the United States/Canada, or 323-794-2423 for international, Conference ID number 9063631.  Participants are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration.  An audio replay will be available approximately two hours after the completion of the call at 888-203-1112 or 719-457-0820, Conference ID number 9063631.  The recording will be available for replay through March 27, 2018.

The live broadcast of the Koppers conference call will be available online: https://edge.media-server.com/m6/p/c2e4pypb.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your internet browser's URL address field.)

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."  For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Quynh McGuire at 412 227 2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, net debt and net leverage ratio provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.  In addition, the Board of Directors and executive management team use adjusted EBITDA and adjusted earnings per share as performance measures under the company’s annual incentive plans.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release:  Unaudited Reconciliation of Operating Profit to EBITDA and Adjusted EBITDA; Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA; Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; Unaudited Reconciliation of Total Debt to Net Debt and Net Leverage Ratio; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA on a Latest Twelve Month Basis.

For the company’s guidance, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items cannot be reasonably estimated due to their nature, but may be significant.  For that reason, the company is unable to provide GAAP earnings estimates at this time.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.  Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net sales	$366.1	$313.2	$1,475.5	$1,416.2
Cost of sales (excluding items below)	290.5	241.5	1,154.1	1,127.9
Depreciation and amortization	14.8	10.9	49.8	52.9
Gain on sale of business	0.0	0.0	0.0	(2.1)
Impairment and restructuring charges	10.4	4.0	16.2	20.1
Loss on pension settlements	1.2	4.4	10.0	4.4
Selling, general and administrative expenses	37.0	33.5	133.3	126.6
Operating profit	12.2	18.9	112.1	86.4
Other income, net	0.7	0.7	4.0	2.9
Interest expense	10.6	12.5	42.5	50.8
Loss on extinguishment of debt	0.0	0.0	13.3	0.0
Income before income taxes	2.3	7.1	60.3	38.5
Income tax provision	16.6	0.9	29.0	11.4
Income (loss) from continuing operations	(14.3)	6.2	31.3	27.1
(Loss) income from discontinued operations, net of tax (expense) benefit of $(0.1), $0.0, $0.2 and $(0.3)	0.5	0.1	(0.8)	0.6
Net income (loss)	(13.8)	6.3	30.5	27.7
Net income (loss) attributable to noncontrolling interests	1.0	(0.1)	1.4	(1.6)
Net income (loss) attributable to Koppers	$(14.8)	$6.4	$29.1	$29.3
Earnings (loss) per common share attributable to Koppers common shareholders:
Basic -
Continuing operations	$(0.73)	$0.31	$1.44	$1.39
Discontinued operations	0.02	0.00	(0.04)	0.03
Earnings (loss) per basic common share	$(0.71)	$0.31	$1.40	$1.42
Diluted -
Continuing operations	$(0.73)	$0.30	$1.36	$1.36
Discontinued operations	0.02	0.00	(0.04)	0.03
Earnings (loss) per diluted common share	$(0.71)	$0.30	$1.32	$1.39
Weighted average shares outstanding (in thousands):
Basic	20,766	20,664	20,754	20,636
Diluted	20,766	21,254	22,000	21,055

Koppers Holdings Inc.

Unaudited Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$60.3	$20.8
Accounts receivable, net of allowance of $2.5 and $3.8	159.2	136.8
Income tax receivable	1.7	3.8
Inventories, net	236.9	228.7
Loan to related party	0.0	8.9
Other current assets	48.6	39.1
Total current assets	506.7	438.1
Property, plant and equipment, net	328.0	280.8
Goodwill	188.2	186.4
Intangible assets, net	129.6	141.9
Deferred tax assets	18.4	27.1
Other assets	29.3	13.2
Total assets	$1,200.2	$1,087.5
Liabilities
Accounts payable	$141.9	$144.2
Accrued liabilities	127.9	106.3
Current maturities of long-term debt	11.4	42.6
Total current liabilities	281.2	293.1
Long-term debt	665.6	619.8
Accrued postretirement benefits	46.3	51.6
Deferred tax liabilities	7.3	6.3
Other long-term liabilities	94.0	82.1
Total liabilities	1,094.4	1,052.9
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	0.0	0.0
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 22,384,476 and 22,140,680 shares issued	0.2	0.2
Additional paid-in capital	190.6	176.5
Retained earnings (accumulated deficit)	7.4	(24.7)
Accumulated other comprehensive loss	(40.1)	(68.6)
Treasury stock, at cost, 1,606,028 and 1,475,792 shares	(58.2)	(53.0)
Total Koppers shareholders’ equity	99.9	30.4
Noncontrolling interests	5.9	4.2
Total equity	105.8	34.6
Total liabilities and equity	$1,200.2	$1,087.5

Koppers Holdings Inc.

Unaudited Consolidated Statement of Cash Flows

(Dollars in millions)

	Year Ended December 31,
	2017	2016
Cash provided by (used in) operating activities:
Net income (loss)	$30.5	$27.7
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	49.8	52.9
Impairment of long-lived assets	3.7	3.5
Loss on extinguishment of debt	13.3	0.0
Gain on disposal of assets and investment	(1.5)	0.0
Gain on sale of business	0.0	(2.1)
Deferred income taxes	1.6	(0.1)
Equity loss, net of dividends received	0.0	1.0
Change in other liabilities	(21.1)	(5.0)
Non-cash interest expense	2.1	5.7
Stock-based compensation	10.6	8.9
Deferred revenue	(0.7)	(0.8)
Loss on pension settlement	10.0	4.4
Other - net	(0.1)	1.7
Changes in working capital:
Accounts receivable	(16.0)	12.7
Inventories	0.7	(3.3)
Accounts payable	(13.6)	5.0
Accrued liabilities	31.2	8.4
Other working capital	1.3	(1.1)
Net cash provided by operating activities	101.8	119.5
Cash provided by (used in) investing activities:
Capital expenditures	(67.5)	(49.9)
Repayments received on loan	9.5	0.0
Net cash provided by (used in) divestitures and asset sales	1.5	(3.8)
Net cash used in investing activities	(56.5)	(53.7)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	705.4	595.7
Repayments of revolving credit	(651.1)	(625.4)
Borrowings of long-term debt	500.0	0.0
Repayments of long-term debt	(546.7)	(31.7)
Issuances of Common Stock	2.7	0.4
Repurchases of Common Stock	(5.2)	(0.3)
Payment of debt issuance costs	(11.0)	(1.4)
Net cash used in financing activities	(5.9)	(62.7)
Effect of exchange rate changes on cash	0.1	(4.1)
Net increase (decrease) in cash and cash equivalents	39.5	(1.0)
Cash and cash equivalents at beginning of period	20.8	21.8
Cash and cash equivalents at end of period	$60.3	$20.8

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$109.5	$125.0	$512.6	$586.5
Performance Chemicals	93.0	89.4	411.2	393.4
Carbon Materials and Chemicals	163.6	98.8	551.7	436.3
Total	$366.1	$313.2	$1,475.5	$1,416.2
Operating profit (loss):
Railroad and Utility Products and Services	$(4.0)	$5.6	$25.3	$52.5
Performance Chemicals	14.8	10.9	71.4	63.5
Carbon Materials and Chemicals	3.0	6.2	27.4	(23.6)
Corporate Unallocated	(1.6)	(3.8)	(12.0)	(6.0)
Total	$12.2	$18.9	$112.1	$86.4
Operating profit (loss) margin:
Railroad and Utility Products and Services	-3.7%	4.5%	4.9%	9.0%
Performance Chemicals	15.9%	12.2%	17.4%	16.1%
Carbon Materials and Chemicals	1.8%	6.3%	5.0%	-5.4%
Total	3.3%	6.0%	7.6%	6.1%
Depreciation and amortization:
Railroad and Utility Products and Services	$3.0	$2.8	$11.8	$11.9
Performance Chemicals	4.6	4.4	17.9	18.7
Carbon Materials and Chemicals	7.2	3.7	20.1	22.3
Total	$14.8	$10.9	$49.8	$52.9
Adjusted EBITDA(1):
Railroad and Utility Products and Services	$1.3	$11.9	$38.7	$71.9
Performance Chemicals	18.5	14.7	87.8	80.5
Carbon Materials and Chemicals	23.8	10.9	75.4	23.3
Corporate Unallocated	(1.2)	0.1	(1.5)	(1.5)
Total	$42.4	$37.6	$200.4	$174.2
Adjusted EBITDA margin(2):
Railroad and Utility Products and Services	1.2%	9.5%	7.5%	12.3%
Performance Chemicals	19.9%	16.4%	21.4%	20.5%
Carbon Materials and Chemicals	14.5%	11.0%	13.7%	5.3%
Total	11.6%	12.0%	13.6%	12.3%

(1)	The tables below describe the adjustments to EBITDA for the quarters and twelve months ended December 31, 2017 and 2016, respectively.
(2)	Adjusted EBITDA as a percentage of GAAP sales.

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three months ended December 31,2017
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating (loss) profit	$(4.0)	$14.8	$3.0	$(1.6)	$12.2
Other income (loss)	0.3	1.0	0.2	(0.8)	0.7
Depreciation and amortization	3.0	4.6	7.2	-	14.8
Depreciation in impairment and restructuring charges	-	-	8.5	-	8.5
EBITDA with noncontrolling interest	$(0.7)	$20.4	$18.9	$(2.4)	$36.2
Unusual items impacting EBITDA:
Pension settlement charge	-	-	-	1.2	1.2
CMC restructuring	-	-	4.4	-	4.4
RUPS treating plant closures	1.3	-	-	-	1.3
Non-cash LIFO expense	0.7	-	0.5	-	1.2
Mark-to-market commodity hedging	-	(1.5)	-	-	(1.5)
Reimbursement of environmental costs	-	(0.4)	-	-	(0.4)
Adjusted EBITDA	$1.3	$18.5	$23.8	$(1.2)	$42.4
Adj. EBITDA % of Consolidated Adj. EBITDA (excluding corporate unallocated)	3.0%	42.4%	54.6%

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three months ended December 31,2016
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating profit (loss)	$5.6	$10.9	$6.2	$(3.8)	$18.9
Other income (loss)	0.2	0.8	0.2	(0.5)	0.7
Depreciation and amortization	2.8	4.4	3.7	-	10.9
Depreciation in impairment and restructuring charges	0.2	-	1.5	-	1.7
EBITDA with noncontrolling interest	$8.8	$16.1	$11.6	$(4.3)	$32.2
Unusual items impacting EBITDA:
Pension settlement charge	-	-	-	4.4	4.4
CMC restructuring	-	-	5.8	-	5.8
RUPS treating plant closures	2.0	-	-	-	2.0
Non-cash LIFO expense (benefit)	1.1	-	(6.5)	-	(5.4)
Mark-to-market commodity hedging	-	(1.4)	-	-	(1.4)
Adjusted EBITDA	$11.9	$14.7	$10.9	$0.1	$37.6
Adj. EBITDA % of Consolidated Adj. EBITDA (excluding corporate unallocated)	31.7%	39.2%	29.1%

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Year Ended December 31, 2017
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating profit (loss)	$25.3	$71.4	$27.4	$(12.0)	$112.1
Other (loss) income	(0.3)	2.4	1.4	0.5	4.0
Depreciation	11.8	17.9	20.1	-	49.8
Depreciation in impairment and restructuring charges	-	-	13.0	-	13.0
EBITDA with noncontrolling interest	$36.8	$91.7	$61.9	$(11.5)	$178.9
Unusual items impacting net income:
CMC restructuring	-	-	14.2	-	14.2
RUPS treating plant closures	1.7	-	-	-	1.7
Non-cash LIFO expense (benefit)	0.2	-	(0.7)	-	(0.5)
Mark-to-market commodity hedging	-	(3.5)	-	-	(3.5)
Pension settlement charge	-	-	-	10.0	10.0
Reimbursement of environmental costs	-	(0.4)	-	-	(0.4)
Adjusted EBITDA	$38.7	$87.8	$75.4	$(1.5)	$200.4
Adj. EBITDA % of Consolidated Adj. EBITDA (excluding corporate unallocated)	19.2%	43.5%	37.3%

UNAUDITED RECONCILIATION OF OPERATING PROFIT TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Year Ended December 31, 2016
				Corporate
	RUPS	PC	CMC	Unallocated	Consolidated
Operating profit (loss)	$52.5	$63.5	$(23.6)	$(6.0)	$86.4
Other (loss) income	(0.3)	3.7	(0.6)	0.1	2.9
Depreciation	11.9	18.7	22.3	-	52.9
Depreciation in impairment and restructuring charges	1.1	-	6.5	-	7.6
EBITDA with noncontrolling interest	$65.2	$85.9	$4.6	$(5.9)	$149.8
Unusual items impacting net income:
CMC restructuring	-	-	28.9	-	28.9
Loss on sale of RUPS businesses	0.8	-	-	-	0.8
RUPS treating plant closures	5.2	-	-	-	5.2
Non-cash LIFO expense (benefit)	0.7	-	(10.2)	-	(9.5)
Mark-to-market commodity hedging	-	(1.7)	-	-	(1.7)
Pension settlement charge	-	-	-	4.4	4.4
Escrow recovery	-	(1.0)	-	-	(1.0)
Reimbursement of environmental costs	-	(2.7)	-	-	(2.7)
Adjusted EBITDA	$71.9	$80.5	$23.3	$(1.5)	$174.2
Adj. EBITDA % of Consolidated Adj. EBITDA (excluding corporate unallocated)	40.9%	45.8%	13.3%

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(13.8)	$6.3	$30.5	$27.7
Interest expense	10.6	12.5	42.5	50.8
Loss on extinguishment of debt	-	-	13.3	-
Depreciation and amortization	23.3	12.6	62.8	60.5
Income taxes	16.6	0.9	29.0	11.4
(Income) loss from discontinued operations	(0.5)	(0.1)	0.8	(0.6)
EBITDA with noncontrolling interests	36.2	32.2	178.9	149.8
Unusual items impacting net income(1)
Impairment, restructuring and plant closure costs	5.7	7.8	15.9	34.1
Net loss on sale of business	0.0	0.0	-	0.8
Reimbursement of environmental costs	(0.4)	0.0	(0.4)	(2.7)
Escrow recovery	0.0	0.0	-	(1.0)
Mark-to-market commodity hedging	(1.5)	(1.4)	(3.5)	(1.7)
Non-cash LIFO expense (benefit)	1.2	(5.4)	(0.5)	(9.5)
Pension settlement charge	1.2	4.4	10.0	4.4
Total adjustments	6.2	5.4	21.5	24.4
Adjusted EBITDA with noncontrolling interests	$42.4	$37.6	$200.4	$174.2

(1)	Refer to adjustments under Unaudited Segment Information.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income attributable to Koppers	$(14.8)	$6.4	$29.1	$29.3
Unusual items impacting net income
Impairment, restructuring and plant closure costs	17.6	9.5	33.3	47.8
Net loss (gain) on sale of business	-	-	-	0.8
Reimbursement of environmental costs	(0.4)	0.0	(0.4)	(2.7)
Escrow recovery	0.0	0.0	-	(1.0)
Debt refinancing costs	-	-	13.3	2.0
Mark-to-market commodity hedging	(1.5)	(1.4)	(3.5)	(1.7)
Non-cash LIFO expense (benefit)	1.2	(5.4)	(0.5)	(9.5)
Pension settlement charge	1.2	4.4	10.0	4.4
Total adjustments	18.1	7.1	52.2	40.1
Adjustments to income tax and noncontrolling interests
Income tax on adjustments to pre-tax income	(14.3)	(4.9)	(21.8)	(13.2)
Income tax - U.S. Tax Reform	20.5	-	20.5	-
Noncontrolling interests	-	-	0.2	(0.8)
Effect on adjusted net income	24.3	2.2	51.1	26.1
Adjusted net income including discontinued operations	9.5	8.6	80.2	55.4
(Income) loss from discontinued operations	(0.5)	(0.1)	0.8	(0.6)
Adjusted net income	$9.0	$8.5	$81.0	$54.8

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income attributable to Koppers	$(14.8)	$6.4	$29.1	$29.3
Adjusted net income (from above)	$9.0	$8.5	$81.0	$54.8
Denominator for diluted earnings per share (in thousands)	20,766	21,254	22,000	21,055
Earnings per share:
Diluted earnings (loss) per share	$(0.71)	$0.30	$1.32	$1.39
Adjusted earnings per share	$0.40	$0.40	$3.68	$2.60

UNAUDITED RECONCILIATION OF TOTAL DEBT TO NET DEBT AND NET LEVERAGE RATIO

(In millions)

	Twelve months ended
	December 31, 2017	September 30, 2017	June 30, 2017	December 31, 2016
Total Debt	$677.0	$700.8	$692.9	$662.4
Less: Cash	60.3	50.2	40.0	20.8
Net Debt	$616.7	$650.6	$652.9	$641.6
Adjusted EBITDA	$200.4	$195.6	$185.9	$174.2
Net Leverage Ratio	3.1	3.3	3.5	3.7

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA ON A LATEST TWELVE MONTH BASIS

(In millions)

	Twelve months ended
	December 31, 2017	September 30, 2017	June 30, 2017	December 31, 2016
Net income	$30.5	$50.7	$42.7	$27.7
Interest expense including refinancing	55.8	57.5	58.7	50.8
Depreciation and amortization	62.8	52.2	56.6	60.5
Income tax provision	29.0	13.3	12.6	11.4
Discontinued operations	0.8	1.2	1.2	(0.6)
EBITDA	178.9	174.9	171.8	149.8
Unusual items impacting net income:
Impairment, restructuring and plant closure	15.9	18.0	19.5	34.1
Loss on sale of RUPS businesses	-	-	-	0.8
Non-cash LIFO benefit	(0.5)	(7.2)	(7.4)	(9.5)
Mark-to-market commodity hedging	(3.5)	(3.4)	(2.5)	(1.7)
Reimbursement of environmental costs	(0.4)	-	-	(2.7)
Debt refinancing costs	-	0.1	0.1	-
Escrow recovery	-	-	-	(1.0)
Pension settlement charge	10.0	13.2	4.4	4.4
Adjusted EBITDA with noncontrolling interests	$200.4	$195.6	$185.9	$174.2